Consent of Independent Accountants


                 We hereby consent to the incorporation by reference in (i)

                 the Registration Statements on Form S-8 (Nos. 33-12072;

                 33-26814; 33-33413; 33-41409; 33-60628; and 33-63208),

                 (ii) the Prospectus constituting part of the Registration

                 Statement on Form S-3 (No. 33-51435) and (iii) the

                 Prospectus constituting part of the Post-Effective

                 Amendment 1-D on Form S-8 to the Registration Statement on

                 Form S-14 (No. 2-87755) of Santa Fe Pacific Corporation of

                 our report dated February 4, 1994, except for the

                 retroactive restatement described in Note 2 of the notes

                 to consolidated financial statements, as to which the date is June 29, 1994, appearing on page 13 of this Form 8-K.

                 We also consent to the incorporation by reference of our

                 report on the Consolidated Financial Statement Schedules

                 which appears on page 38 of this Form 8-K.




                 Price Waterhouse LLP

                 Kansas City, Missouri
                 July 29, 1994